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                                                                       Exhibit 5


                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]

                                March 12, 2001

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

   RE:  Lockheed Martin Global Telecommunications
      Supplemental Savings Incentive Plan
      (the "Plan")

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers (i) $2,000,000 of Supplemental Savings Incentive Plan Payment Obligations of Lockheed Martin Corporation (the "Corporation") under the Plan and (ii) the Reference Units for use in connection with the Plan.

     The Supplemental Savings Incentive Plan Payment Obligations are unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Plan. The Reference Units represent the right of a participant in the Plan to have compensation deferred treated as if the amount deferred had been used to purchase Lockheed Martin Corporation Common Stock such that Reference Units will accrue earnings (or losses) on Supplemental Savings Incentive Plan Payment Obligations based on the performance of Lockheed Martin Corporation Common Stock.

     As Vice President and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland;

     (ii) when entered into or issued, as the case may be, in accordance with the provisions of the Plan, the Supplemental Savings Plan Payment Obligations and the Reference Units will be valid and binding obligations of the Corporation enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; and
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     (iii)  The Plan is by its terms intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees. To the extent that provisions of the Employee Retirement Income Security Act ("ERISA") apply to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, the Plan complies with the requirements of ERISA.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement.

                                    Very truly yours,

                                    /s/ Marian S. Block
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                                    Marian S. Block
                                    Vice President and Associate General Counsel

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